EXHIBIT 4.1


                                                               FEBRUARY 16, 1996

                         KENNY S&P EVALUATION SERVICES
                      A DIVISION OF J. J. KENNY CO., INC.

MERRILL LYNCH PIERCE FENNER & SMITH
INCORPORATED
DEFINED ASSET FUNDS
P.O. BOX 9051
PRINCETON, NJ 08543-9051

THE CHASE MANHATTAN BANK, N.A.
CUSTOMER SERVICE RETAIL DEPARTMENT
770 BROADWAY--7TH FLOOR
NEW YORK, N.Y. 10003-9598


RE: MUNICIPAL INVESTMENT TRUST FUND, INTERMEDIATE TERM SERIES--264, DEFINED
    ASSET FUNDS

Gentlemen:


     We have examined the Registration Statement File No. 33-65143 for the above captioned fund. We hereby acknowledge that Kenny S&P Evaluation Services, a Division of J. J. Kenny Co., Inc. is currently acting as the evaluator for the fund. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Evaluation Services, a Division of J. J. Kenny Co., Inc. as evaluator.


     In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolio are the ratings indicated in our KENNYBASE database as of the date of the Evaluation Report.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                          Sincerely,

                                          F. A. SHINAL
                                          Vice President
                                          Chief Financial Officer